Exhibit a(ii) under Form N-1A
                                            Exhibit 3(ii) under Item 601/Reg.S-K

                            STOCK AND BOND FUND, INC.

                              ARTICLES OF AMENDMENT

     STOCK AND BOND FUND, INC., a Maryland corporation having post office addresses in the City of Pittsburgh, Pennsylvania and the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby, amended by striking Article SECOND and inserting the following in its place:

     "SECOND: The name of the Corporation is Federated Stock and Bond Fund, Inc. ("the Corporation")."

     SECOND: The Board of Directors, in accordance with the authority granted under sub-paragraph(b)(i) of paragraph FIFTH of the Corporation's Articles of Amendment and Restatement, dated April 29, 1993, hereby redesignates the classes of authorized shares of common stock of the Corporation as:

        Federated Stock and Bond Fund, Inc.  Class A

        Federated Stock and Bond Fund, Inc.  Class B

        Federated Stock and Bond Fund, Inc.  Class C

     THIRD: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     FOURTH: These Articles of Amendment will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

     IN WITNESS WHEREOF, Stock and Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Secretary and witnessed by its Assistant Secretary on March 29, 1996.

     The undersigned, John W. McGonigle, Executive Vice President and Secretary of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                             STOCK AND BOND FUND, INC.

                                            By:

J. Crilley Kelly                               John W. McGonigle
Assistant Secretary                            Executive Vice President and

                                               Secretary